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                                                             Exhibit 99(h)(5)(c)

October 31, 2005

JPMorgan Trust I
522 Fifth Avenue
New York, NY 10036

Dear Sirs:

     J.P. Morgan Investment Management Inc, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, "JPMorgan Service Providers") hereby agree to waive fees owed to each JPMorgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated. The JPMorgan Service Providers will waive fees or reimburse to the extent total operating expenses exceed the rate of average daily net assets also indicated on Schedule A. This expense limitation does not include dividend expenses on securities sold short, interest, taxes, extraordinary expenses and expenses related to the JPMorgan Funds' deferred compensation plan.

     In addition, J.P. Morgan Investment Management Inc. hereby agrees to waive fees to which it is entitled or to reimburse the Fund listed on Schedule B for the time periods so indicated.

     The JPMorgan Service Providers understand and intend that the Funds will rely on this agreement in preparing and filings their registration statements on Form N-1A and in accruing the Funds' expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Funds to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.
JPMorgan Funds Management, Inc.
JPMorgan Distribution Services, Inc.


---------------------
By:


Accepted by:
JPMorgan Trust I


------------------------
By:

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                                   SCHEDULE A

                                               FISCAL YEAR                    EXPENSE CAP
FUND NAME                   CLASS              END            EXPENSE CAP     PERIOD END
-----------------------------------------------------------------------------------------
Highbridge Statistical      Class A            October 31     1.95%           February 28,
Market Neutral Fund                                                           2007
                            Class C                           2.45%
                            Select                            1.70%
                            Institutional                     1.55%

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                                   SCHEDULE B

                            FISCAL YEAR        ADVISORY FEE
FUND NAME                   END                CAP            ADVISORY FEE CAP PERIOD
-----------------------------------------------------------------------------------------
Highbridge Statistical      October 31         1.50%          Until the Fund commences
Market Neutral Fund                                           with the borrowing of money
                                                              from banks for investment
                                                              purposes